Keysight Technologies Reports Second Quarter 2020 Results

Strong operating margin and free cash flow despite COVID-19 supply chain disruption

SANTA ROSA, Calif., May 26, 2020 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the second fiscal quarter of 2020 ended April 30, 2020.
“Keysight delivered strong operating margin and free cash flow due to solid execution in a challenging environment.  While supply chain disruptions dampened our revenue performance during the second half of the quarter, which includes April, our results demonstrated the resiliency of our operating model and durable cash generation as we reached a record cash balance of $1.8 billion,” said Ron Nersesian, Keysight’s Chairman, President and CEO. “Keysight is committed to the health and safety of our employees, customers and suppliers and acted quickly to implement risk mitigation measures in response to the pandemic. After site closures and limited capacity in March and April, we are pleased to announce that we are re-opening sites and ramping our production, which we expect to be back to 100% capacity by the end of the third quarter."

Second Quarter Financial Summary

•	Orders were $1,089 million, compared with $1,121 million last year, a decrease of 3%.

•
GAAP revenue was $895 million, compared with $1,090 million last year. Non-GAAP revenue decreased 18 percent on a core basis, which excludes the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months.

•	GAAP net income was $71 million, or $0.37 per share, compared with GAAP net income of $153 million, or $0.80 per share, in the second quarter of 2019.

•	Non-GAAP net income was $148 million, or $0.78 per share, compared with $233 million, or $1.22 per share in the second quarter of 2019.

•	As of April 30, 2020, cash and cash equivalents totaled $1.841 billion.

Reporting Segments

•	Communications Solutions Group (CSG)
CSG reported second quarter revenue of $653 million, down 18 percent, due to supply chain disruption related to the COVID-19 pandemic. From a demand perspective, investment continued in next-generation technologies such as 5G and 400G driving record 5G orders in the quarter; demand was strong in the U.S. for Aerospace Defense and Government solutions.

•	Electronic Industrial Solutions Group (EISG)
EISG reported revenue of $242 million in the second quarter, down 19 percent, due to supply chain disruption related to the COVID-19 pandemic. General electronics, education and automotive markets were weak, slightly offset by continued foundry investment in advanced process node technologies.

Outlook
After site closures resulted in limited production capacity in March and April, Keysight’s production operations and those of its suppliers are now ramping capacity. Continued progress is expected in the third quarter with third-quarter revenue, operating margin and earnings expected to be in line with, or better than, the most recent quarter. These expectations are based on the order funnel and a strong backlog position, and assume limited incremental supply chain constraints or disruption from additional shutdowns or a second wave of the pandemic.

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Webcast
Keysight’s management will present more details about its second quarter FY2020 financial results and its third quarter FY2020 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q2 2020 Keysight Technologies Inc. Earnings Conference Call” to participate or dial +1 833-968-2178 (U.S. only) or +1 778-560-2837 (International) and enter passcode 2171516.
The webcast will remain on the company site for 90 days. A telephone replay of the conference call will be available at approximately 4:30 p.m. PT after the call and remain available for one week. The replay may be accessed by dialing +1 800-585-8367 (or +1 416-621-4642 from outside the U.S.) and entering passcode 2171516.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, information and future guidance on the company’s goals, priorities, revenues, demand, financial condition, earnings, impacts of US export control regulations, the expected growth of the markets the company sells into, operations, operating earnings, and tax rates that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing; the risk that we are not able to realize the savings or benefits expected from integration or restructuring activities; increased trade tension and tightening of export control regulations; impact on the supply chain causing delays in our ability to manufacture or deliver products and solutions to customers, the impact of social distancing requirements, slowdown in customer purchasing, order cancelations, a second wave of infection resulting in additional government mandated shutdowns, and labor shortages caused by pandemic conditions such as the novel coronavirus (COVID-19). The words “estimate,” “expect,” “intend,” “will,” “should,” “forecast,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements.
In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended Oct. 31, 2019 and Keysight’s quarterly report on Form 10-Q for the period ended January 31, 2020.

Segment Data
Segment data reflects the results of our reportable segments under our management reporting system. Segment revenue excludes the impact of fair value adjustments to acquisition-related deferred revenue balances. Segment data are provided on page 6 of the attached tables.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:

•	Non-GAAP Core Revenue

•	Non-GAAP Net Income

•	Non-GAAP Net Income per share
Income per share is based on weighted average diluted share count. See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months ended April 30, 2020. Following the reconciliations is a discussion of the items adjusted from our non-

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GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.

About Keysight Technologies
Keysight Technologies, Inc. (NYSE: KEYS) is a leading technology company that helps enterprises, service providers and governments accelerate innovation to connect and secure the world. Keysight's solutions optimize networks and bring electronic products to market faster and at a lower cost with offerings from design simulation, to prototype validation, to manufacturing test, to optimization in networks and cloud environments. Customers span the worldwide communications ecosystem, aerospace and defense, automotive, energy, semiconductor and general electronics end markets. Keysight generated revenues of $4.3B in fiscal year 2019. More information is available at www.keysight.com.

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Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, LinkedIn, Twitter and YouTube.

EDITORIAL CONTACT:
Denise Idone
+ 1 941-888-2388
denise.idone@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707-577-6916
jason.kary@keysight.com
Source: IR-KEYS

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended
	April 30,		Percent
	2020	2019	Inc/(Dec)

Orders	$1,089	$1,121	(3)%

Net revenue	$895	$1,090	(18)%

Costs and expenses:
Cost of products and services	379	442	(14)%
Research and development	166	171	(2)%
Selling, general and administrative	251	300	(16)%
Other operating expense (income), net	(3)	(8)	(57)%
Total costs and expenses	793	905	(12)%

Income from operations	102	185	(45)%

Interest income	4	6	(37)%
Interest expense	(20)	(20)	(2)%
Other income (expense), net	22	22	3%

Income before taxes	108	193	(44)%

Provision for income taxes	37	40	(6)%

Net income	$71	$153	(54)%

Net income per share:
Basic	$0.38	$0.81
Diluted	$0.37	$0.80

Weighted average shares used in computing net income per share:
Basic	187	188
Diluted	189	191

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Six months ended
	April 30,		Percent
	2020	2019	Inc/(Dec)

Orders	$2,230	$2,137	4%

Net revenue	$1,990	$2,096	(5)%

Costs and expenses:
Cost of products and services	819	870	(6)%
Research and development	353	344	3%
Selling, general and administrative	551	588	(6)%
Other operating expense (income), net	(38)	(12)	208%
Total costs and expenses	1,685	1,790	(6)%

Income from operations	305	306	—

Interest income	10	10	(5)%
Interest expense	(39)	(40)	(2)%
Other income (expense), net	34	37	(6)%

Income before taxes	310	313	(1)%

Provision for income taxes	76	46	65%

Net income	$234	$267	(12)%

Net income per share:
Basic	$1.25	$1.42
Diluted	$1.23	$1.40

Weighted average shares used in computing net income per share:
Basic	188	188
Diluted	190	191

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	April 30,	October 31,
	2020	2019

ASSETS

Current assets:
Cash and cash equivalents	$1,841	$1,598
Accounts receivable, net	485	668
Inventory	756	705
Other current assets	211	244
Total current assets	3,293	3,215

Property, plant and equipment, net	575	576
Operating lease right-of-use assets	153	—
Goodwill	1,217	1,209
Other intangible assets, net	382	490
Long-term investments	57	46
Long-term deferred tax assets	726	755
Other assets	354	332
Total assets	$6,757	$6,623

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$182	$253
Employee compensation and benefits	241	278
Deferred revenue	391	334
Income and other taxes payable	25	55
Operating lease liabilities	38	—
Other accrued liabilities	72	83
Total current liabilities	949	1,003

Long-term debt	1,788	1,788
Retirement and post-retirement benefits	344	357
Long-term deferred revenue	167	176
Long-term operating lease liabilities	124	—
Other long-term liabilities	300	295
Total liabilities	3,672	3,619

Stockholders' Equity:
Preferred stock; $0.01 par value; 100 million shares
authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares
authorized; 195 million shares at April 30, 2020,
and 194 million shares at October 31, 2019, issued	2	2
Treasury stock at cost; 8.5 million shares at April 30, 2020 and
6.5 million shares at October 31, 2019	(537)	(342)
Additional paid-in-capital	2,044	2,013
Retained earnings	2,143	1,909
Accumulated other comprehensive loss	(567)	(578)
Total stockholders' equity	3,085	3,004
Total liabilities and equity	$6,757	$6,623

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY
	Six months ended
	April 30,
	2020	2019

Cash flows from operating activities:
Net income	$234	$267
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	50	48
Amortization	109	103
Share-based compensation	54	50
Deferred tax expense (benefit)	27	(2)
Excess and obsolete inventory related charges	12	13
Gain on insurance proceeds received for damage to property, plant and equipment	(32)	—
Other non-cash expenses (income), net	(10)	(3)
Changes in assets and liabilities:
Accounts receivable	178	(28)
Inventory	(63)	(53)
Accounts payable	(67)	1
Employee compensation and benefits	(36)	5
Deferred revenue	51	85
Income taxes payable	1	(8)
Retirement and post-retirement benefits	(6)	(23)
Other assets and liabilities	(7)	6
Net cash provided by operating activities(a)	495	461

Cash flows from investing activities:
Investments in property, plant and equipment	(55)	(60)
Insurance proceeds received for damage to property, plant and equipment	32	—
Acquisition of businesses and intangible assets, net of cash acquired	(5)	—
Proceeds from divestiture	—	2
Proceeds from sale of investments	—	7
Other investing activities	—	2
Net cash used in investing activities	(28)	(49)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	26	39
Payment of taxes related to net share settlement of equity awards	(50)	(24)
Treasury stock repurchases	(196)	(69)
Net cash used in financing activities	(220)	(54)

Effect of exchange rate movements	(4)	5

Net increase in cash, cash equivalents and restricted cash	243	363

Cash, cash equivalents and restricted cash at beginning of period	1,600	917

Cash, cash equivalents and restricted cash at end of period	$1,843	$1,280

(a) Cash payments included in operating activities:

Income tax payments, net	$(47)	$(48)
Interest payment on senior notes	$(38)	$(38)

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP CORE REVENUE
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-year compare
	Q2'20	Q2'19	Percent Inc/(Dec)
GAAP Revenue	$895	$1,090	(18)%
Amortization of acquisition-related balances	—	3
Non-GAAP Revenue	$895	$1,093	(18)%
Less: Revenue from acquisitions or divestitures included in segment results	(6)	—
Currency impacts	3	—
Non-GAAP Core Revenue	$892	$1,093	(18)%

Non-GAAP core revenue excludes impact of currency and revenue from acquisitions or divestitures closed within the last twelve months.
Please refer page 10 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group(a)			YoY
	Q2'20	Q2'19	% Chg
Revenue	$653	$794	(18)%
Gross Margin, %	63.1%	64.6%
Income from Operations	$114	$190
Operating Margin, %	18%	24%

Electronic Industrial Solutions Group			YoY
	Q2'20	Q2'19	% Chg
Revenue	$242	$299	(19)%
Gross Margin, %	62.0%	61.3%
Income from Operations	$59	$78
Operating Margin, %	24%	26%

(a) Restated for the recently completed organizational change to manage our Ixia Solutions Group within our Communications Solutions Group, effective Q1'20.
Net revenue for Communications Solutions Group excludes the impact of amortization of acquisition-related balances of $3 million for Q2'19. Segment revenue and income from operations are consistent with the respective non-GAAP measures as discussed on Page 10.
.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended				Six months ended
	April 30,				April 30,
	2020		2019		2020		2019
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income	$71	$0.37	$153	$0.80	$234	$1.23	$267	$1.40
Non-GAAP adjustments:
Amortization of acquisition-related balances	54	0.28	54	0.28	113	0.59	108	0.56
Share-based compensation	15	0.08	23	0.12	54	0.29	50	0.26
Acquisition and integration costs	2	0.01	1	0.01	4	0.02	3	0.02
Northern California wildfire-related impacts	—	—	—	—	(32)	(0.17)	—	—
Restructuring and related costs	1	0.01	6	0.03	3	0.01	6	0.03
Other	(12)	(0.06)	(12)	(0.06)	(11)	(0.06)	(15)	(0.08)
Adjustment for taxes(a)	17	0.09	8	0.04	23	0.13	(10)	(0.05)
Non-GAAP Net income	$148	$0.78	$233	$1.22	$388	$2.04	$409	$2.14

Weighted average shares outstanding - diluted	189		191		190		191

(a) For both the three months and six months ended April 30, 2020 and 2019, management uses a non-GAAP effective tax rate of 12%.
Historical amounts are reclassified to conform with the current presentation.
Please refer page 10 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP OPERATING MARGIN RECONCILIATION
(In millions)
(Unaudited)
PRELIMINARY

	Three months ended
	April 30,
	2020	2019

Income from operations, as reported	$102	$185
Amortization of acquisition-related balances	54	54
Share-based compensation	15	23
Acquisition and integration costs	2	—
Restructuring and related costs	1	6
Other	(1)	—
Non-GAAP income from operations	$173	$268

GAAP Operating Margin	11.4%	17.0%
Non-GAAP Operating Margin	19.4%	24.6%

Please refer page 10 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
FREE CASH FLOW
(In millions)
(Unaudited)
PRELIMINARY

Q2'20
Net cash provided by operating activities	$298
Less: Investments in property, plant and equipment	(23)
Free cash flow	$275

Free cash flow as a percentage of GAAP Revenue	31%

Operating free cash flow is a non-GAAP measure which management believes provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including investing in the Company's business and making strategic acquisitions. Our management uses this measure which is a common one in our industry to compare ourselves to our competitors and to measure our own performance. A limitation of operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Our management compensates for this limitation by monitoring and providing the reader with a complete GAAP statement of cash flows which includes net cash provided by operating activities.

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures
Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.
Non-GAAP Revenue includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends.
Non-GAAP Core Revenue is non-GAAP revenue (see Non-GAAP Revenue above) excluding the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months. We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.
Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:

•
Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments, including recognition of acquired deferred revenue (see Non-GAAP Revenue above). We also exclude other acquisition and integration costs associated with business acquisitions that are not normal recurring operating expenses, including amortization of amounts paid to redeem acquires’ unvested stock-based compensation awards, and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

•
Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.

•
Northern California wildfire-related impacts and Other Items: We exclude certain other significant income or expense items that may occur occasionally and are not normal, recurring, cash operating, from our non-GAAP financial measures. Such items are evaluated on an individual basis based on both quantitative and qualitative factors and generally represent items that we would not anticipate occurring as part of our normal business on a regular basis. While not all-inclusive, examples of certain other significant items excluded from non-GAAP financial measures would include net unrealized gains on equity investments still held, and significant non recurring events like realized gains or losses associated with our employee benefit plans, costs and recoveries related to unusual disaster like Northern California wildfires, gain on sale of assets and small divestitures, etc.

•
Restructuring and Related Costs: We exclude incremental expenses associated with restructuring initiatives, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.

•
Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the third fiscal quarter of 2020 to the GAAP equivalent.

Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.